Acusphere, Inc. Reports Financial Results
and Operating Highlights for Third Quarter

Watertown, MA, November 12, 2003 - Acusphere, Inc. (NASDAQ: ACUS) today reported financial results for the third quarter ended September 30, 2003 and commented on significant operational highlights of the quarter and recent weeks.

Operating highlights include:

•	Completed initial public offering (“IPO”). The Company closed its IPO on October 14, 2003, which resulted in net proceeds for use by Acusphere of approximately $47.3 million, which are in addition to the Company’s pre-IPO financial resources at September 30, 2003 of $11.4 million.

•	Expanded Acusphere’s clinical support team. To support progress in our AI-700 Phase III program, the Company increased its clinical support team by five people, including two with medical degrees. This expanded team is focused on supporting the on-going pilot phase of the Company’s AI-700 Phase III program.

•	Further dose escalation in our AI-850 Phase I program. The Company continued its dose escalation study for AI-850. AI-850 doses currently being evaluated in the Company’s Phase I clinical program are higher than the doses of Taxol™ customarily delivered using the same dosing schedule for the treatment of metastatic breast cancer.

•	Issuance of three additional U.S. patents for Acusphere. Patented claims covering important aspects of the Company’s Hydrophobic Drug Delivery System (HDDS™) were issued.

•	Addition of Senior Vice President of Corporate Development and Marketing to Executive Team. Charlie Cox, Ph.D., the Company’s new Senior Vice President of Corporate Development and Marketing, brings significant experience in licensing specialty pharmaceutical products and technology and in creating and managing collaborative relationships.

The Company reported that it continued to enroll patients, both in the U.S. and in Europe, in the pilot phase of the AI-700 Phase III program and that, based on the preliminary results of clinical sites trained in this pilot phase of the Phase III program, the Company intends to commence the pivotal phase at select clinical sites before the end of 2003.

Commenting on the Company’s operations, Sherri C. Oberg, President and Chief Executive Officer, said, “we are pleased to now be a public company and we are very thankful for the support we received from our investors, investment bankers and board of directors in connection with our IPO. The proceeds raised from this offering will allow us to confidently move forward with our development plans. We appreciate the need to update investors regarding our progress and we look forward to future communication with you.”

Financial Results

Financial results for our third quarter are summarized in the accompanying table, and are detailed in Acusphere’s Form 10-Q filed today with the U.S. Securities and Exchange Commission. Because the Company’s IPO was completed after the end of the third quarter, neither the proceeds from the IPO nor the shares issued in the IPO are included in the Company’s financial statements as of September 30, 2003 or for the quarter then ended. The following are excerpted from the Company’s Form 10-Q filing:

Research and Development Expense. Research and development expense decreased $133,000, or 4%, to $3.4 million in the three months ended September 30, 2003 from $3.5 million in the three months ended September 30, 2002. Research and development expense declined in the three months ended September 30, 2003 as compared to the three months ended September 30, 2002 primarily due to the timing of costs incurred in 2002 associated with research and development outside of AI-700. These lower costs in the third quarter of 2003 were partially offset by $675,000 in increased costs incurred in connection with the commencement of our AI-700 Phase III clinical program.

Research and development expense decreased $1.3 million, or 12%, to $9.6 million in the nine months ended September 30, 2003 from $10.9 million in the nine months ended September 30, 2002. Research and development expense declined in the nine months ended September 30, 2003 as compared to the nine months ended September 30, 2002 primarily due to the timing of costs associated with research and development outside of AI-700. These lower research and development expenses in the nine months ended September 30, 2003 were partially offset by $788,000 in increased costs incurred in 2003 in connection with the commencement of the Company’s AI-700 Phase III clinical program.

General and Administrative Expense. General and administrative expense decreased $108,000, or 11%, to $916,000 in the three months ended September 30, 2003 from $1.0 million in the three months ended September 30, 2002.

General and administrative expense totaled $2.8 million in each of the nine months ended September 30, 2003 and September 30, 2002.

Total operating expenses, including a decrease of $596,000 in non-cash stock based compensation expense, decreased $2.0 million, or 13%, to $13.5 million in the nine months ended September 30, 2003 from $15.5 million in the nine months ended September 30, 2002.

Total operating expenses, including a decrease of $185,000 in non-cash stock based compensation expense, decreased $426,000, or 8%, to $4.7 million in the three months

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ended September 30, 2003 from $5.1 million in the three months ended September 30, 2002.

Conference Call Information

Acusphere will host a conference today at 5:00 p.m. (EST) to discuss its financial results, operational highlights and business outlook. The conference may be heard live via the investor relations section our website at www.acusphere.com or by dialing 1-800-599-9795, using the confirmation code: 84731270. After the conference call, a replay of the call will be made available for thirty days via our web site and a telephone replay will be available through November 19, 2003 by dialing 1-888-286-8010, using the confirmation code: 18399985.

About Acusphere, Inc.

Acusphere is a specialty pharmaceutical company that develops new drugs and improved formulations of existing drugs using its proprietary microparticle technology. Drugs being developed by Acusphere are intended to offer significant benefits such as improved safety and efficacy, increased patient compliance, greater ease of use, expanded indications or reduced cost. Acusphere’s three initial product candidates are in clinical development and are designed to address large unmet clinical needs within cardiology, oncology and asthma. These product candidates were created using proprietary technology that enables Acusphere to control the size and porosity of microparticles in a versatile manner which allows microparticles to be customized to address the delivery needs of a variety of drugs. They each were created using porous microparticles that are smaller than red blood cells. Acuphere’s lead product candidate, AI-700, is a cardiovascular drug in Phase III clinical development for the detection of coronary artery disease, the leading cause of death in the United States. For more information about Acusphere visit the Company’s web site at www.acusphere.com.

“Acusphere” and “HDDS” are trademarks of Acusphere, Inc.

This Release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding the plans, objectives and future financial performance of Acusphere, statements regarding the timing of the start of the pivotal phase of the AI-700 Phase III clinical program, the level of clinical support required for this clinical trial and statements regarding the overall research and development of, and market opportunity and commercial prospects for AI-700 and AI-850 constitute forward-looking statements which involve risks and uncertainties. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including anticipated operating losses, uncertainties associated with research, development, testing and related regulatory approvals, unproven markets, future capital needs and uncertainty of additional financing, competition, uncertainties associated with intellectual property, complex manufacturing, high quality requirements, dependence on third-party manufacturers, suppliers and collaborators, lack of sales and marketing

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experience, loss of key personnel, uncertainties associated with market acceptance and adequacy of reimbursement, technological change, and government regulation. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s periodic reports filed with the U.S. Securities and Exchange Commission from time to time, including its most recent Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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ACUSPHERE, INC.
FINANCIAL HIGHLIGHTS
In Thousands
(prior to initial public offering which closed on October 14, 2003)

CONDENSED CONSOLIDATED OPERATING RESULTS (Unaudited)

	Three Months Ended		Nine Months Ended

	September 30, 2002	September 30, 2003	September 30, 2002	September 30, 2003

Operating expenses:
Research and development	$3,510	$3,376	$10,936	$9,625
General and administrative	1,024	917	2,849	2,771
Stock-based compensation	545	360	1,667	1,071

Total operating expenses	5,079	4,653	15,452	13,467
Equity in loss of joint venture	374	—	1,182	—
Interest expense and other	249	632	841	1,724
Net loss	($5,702)	($5,285)	($17,475)	($15,191)

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (Unaudited)

	December 31, 2002	September 30, 2003

Cash and short-term investments	$7,992	$11,376
Current assets	8,421	11,810
Total assets	13,367	16,219
Current liabilities, including convertible debt of $18,992 at September 30, 2003	5,522	22,973
Long-term debt	1,726	418
Stockholders’ deficit	(85,348)	(7,171)

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Contact:	Investors:
John F. Thero Acusphere, Inc.	Tel: (617) 925-3444 Email:
Sr. Vice President and CFO	IR@acusphere.com Media: (617) 648-8800